UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51485	72-1060618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100

Winter Park, FL 32789

(Address of Principal executive offices, including Zip Code)

(407) 333-7440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Mark W. Osterberg as Principal Accounting Officer

On January 26, 2012, the Board of Directors of Ruth’s Hospitality Group, Inc. (the “Company”) designated Mark W. Osterberg, 61, as the Company’s principal accounting officer until such time as he resigns or is removed as principal accounting officer. Arne G. Haak, the Company’s previous principal accounting officer, will continue to serve as the Company’s principal financial officer.

Mr. Osterberg has served as the Company’s Vice President of Accounting and Chief Accounting Officer since November 18, 2011. Prior to joining the Company, Mr. Osterberg served as the Vice President and Chief Accounting Officer of AirTran Airways (“AirTran”) from 2006 to 2011, which is now a wholly owned subsidiary of Southwest Airlines Co. (NYSE: LUV). Prior to joining AirTran, Mr. Osterberg served as Chief Accounting Officer for La Quinta Corporation. Mr. Osterberg has also held other senior level positions, including positions with Northwest Airlines and Deloitte Haskins & Sells (now Deloitte & Touche USA LLP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

/s/ John F. McDonald, III
Date: January 31, 2012	Name:	John F. McDonald, III
	Title:	Vice President – Legal Chief Compliance Officer